                                                                   EXHIBIT 10.23




                                   AGREEMENT
                                    between
                      CHAMPION INTERNATIONAL CORPORATION
                                      and
                           BURTON G. MACARTHUR, JR.
                          Effective October 18, 1990

                               Table of Contents
                               -----------------

Paragraph
 Number           Title                                               Page
---------         -----                                               ----
   1              Termination                                            1
       (a)        Termination Payments                                   1
            (i)   Monthly Payments                                       1
            (ii)  Lump Sum Payment Upon Termination
                  Following a Change in Control                          1
            (iii) Cash-Out of Options and Contingently                   1
                  Credited Shares
            (iv)  Payment of Value of Excess Benefit                     2
                  and Supplemental Retirement Plan
                  Payments
            (v)   Participation in Benefit Plans                         2
       (b)        Definition of Termination                              3
       (c)        Definition of Cause                                    3
       (d)        Definition of Change in Control                        4
   2              Termination During Month                               4
   3              Post-termination Obligations                           4
                  of Executive; Default by Company
       (a)        Assistance in Litigation                               4
       (b)        Detrimental Conduct                                    5
       (c)        Discoveries and Inventions                             5
       (d)        Reimbursement of Expenses                              5
       (e)        Competition                                            5
       (f)        Failure to Comply                                      5
       (g)        Post-termination Default in                            6
                  Payments or Benefits
   4              Determination of Benefits                              6
   5   (a)        Time of Payment                                        6
       (b)        Withholding of Taxes                                   7
   6              Decisions by Company                                   7
   7              Prior Agreements                                       7
   8              Consolidation or Merger                                7
   9   (a)        Non-assignability                                      7
       (b)        No Attachment                                          7
       (c)        Binding Agreement                                      8
       (d)        Unfunded Obligations; Trust                            8
                  Agreement
   10  (a)        Amendment of Agreement                                 9
       (b)        No Waiver                                              9
   11             Severability                                           9
   12             Headings                                               9
   13             Governing Law                                          9
   14             Parachute Tax                                         10
   15             Notices                                               10
   16             Arbitration                                           10

                                   EXHIBITS
                                   --------

                                                               Page
    Exhibit                                                  Reference
    -------                                                  ---------
      A        Certain benefits to be provided after a          1
               termination following a change in control
      B        Payments and benefits subject to                 6
               acceleration in event of default in
               payments or benefits by Company after
               cessation of employment
      C        Form of Trust Agreement                          8
      D        Amounts to be deposited in trust upon a          8
               potential change in control

                                 DEFINED TERMS
                                 -------------

                                                       Page
Defined Term                   Paragraph             Reference
------------                   ---------             ---------
Agreement                      Introduction             1
Cause                          1(c)                     3
Change in Control              1(d)                     4
Code                           1(a)(iii)                2
Company                        Introduction             1
Executive                      Introduction             1
Fair Market Value              1(a)(iii)                2
Legal Expense Agreement        1(b)(ii)                 3
Potential Change in Control    9(d)(vii)                9
Termination                    1(b)                     3

     THIS AGREEMENT between CHAMPION INTERNATIONAL CORPORATION, a New York corporation (the "Company"), and BURTON G. MacARTHUR, JR. (the "Executive"), effective October 18, 1990 (the "Agreement").

                              W I T N E S S E T H:

     WHEREAS, the Executive is now in the employ of the Company; and WHEREAS, the Executive was elected an Executive Vice President of the
Company on January 18, 1990; and

     WHEREAS, the Company wishes to provide additional incentive for the Executive to continue in the employ of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1.  Termination
         -----------

     In the event of a termination, as defined in subparagraph 1(b) below, the following provisions of this paragraph 1 shall apply.

     (a)  Termination Payments
          --------------------

          (i)    Monthly payments.  Subject to compliance with the applicable
                 ----------------
provisions of paragraph 3 below, the Company shall pay the Executive or, in the event of his subsequent death, his beneficiary or beneficiaries or his estate, as the case may be, as severance pay or liquidated damages, or both, a monthly sum equal to the highest total monthly compensation (highest total of annual salary plus annual bonus for any calendar year of employment, divided by twelve), paid to the Executive. Such payments shall commence on the last day of the month next following the termination of employment of the Executive and shall continue until the last day of the twenty-fourth full calendar month following the termination of employment of the Executive, provided, however, that such payments shall not continue beyond the earlier of (A) the last day of the month next preceding his normal retirement date under the Company's pension plan, and (B) the last day of the month next preceding the month in which he shall, with his written consent, commence receiving his retirement allowance under the Company's pension plan.

          (ii)   Lump Sum Payment upon Termination following a Change in
                 -------------------------------------------------------
Control.  Anything in subparagraph 1(a)(i) above or elsewhere in this Agreement
-------
to the contrary notwithstanding, if termination of the Executive occurs within three years following a Change in Control: (x) the total of the monthly payments provided for in subparagraph 1(a)(i) above shall be accelerated and paid in a lump sum as soon as practicable after such termination if termination occurs before the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan; if termination occurs on or after such last day, no payment pursuant to subparagraph 1(a)(i) or (ii) shall be made to the Executive; (y) the benefits required to be provided thereafter to the Executive, his spouse and family, set forth in attached Exhibit A, shall be
                                                            ---------
valued at the cost of acquiring insurance policies which would provide such benefit coverage over the period of time involved in subparagraph 1(a)(i) above, and such cost shall be paid in a lump sum as soon as practicable after termination; and (z) the Executive shall be paid the amount payable, if any, pursuant to subparagraph 1(a)(iii) and the amount payable pursuant to subparagraph 1(a)(iv).

          (iii)  Cash-Out of Options and Contingently Credited Shares.  In the
                 ----------------------------------------------------
event that the Executive shall, at the time of termination of his employment within three years following a Change in Control, (A) hold an outstanding and unexercised (whether or not exercisable at the time) option or options theretofore granted by the Company to him prior to the Change in Control, (B) have shares contingently credited to him prior to the Change in Control under the Company's Contingent Compensation Plan or 1986 Contingent Compensation Plan or a successor plan, or both hold such option and have such shares contingently credited to him, unless the Executive shall have given the Company written notice to the contrary within thirty (30) days following such termination of employment, the Company shall pay him, in a lump sum, an amount equal to the excess above the option price, of each such option that is not an Incentive Stock Option as defined in
Section 422A of the Internal Revenue Code of 1986 as amended (the "Code"), of the Fair Market Value of Company shares at the time of termination, and the Fair Market Value at the time of termination of the shares, if any, so contingently credited. Solely for the purpose of this subparagraph 1(a)(iii), Fair Market Value at the time of termination shall mean the higher of (i) the average of the reported closing prices of the Common Shares of the Company, as reported in "New York Stock Exchange Composite Transactions" of the Eastern Edition of The Wall
                                                                      --------
Street Journal, for the last trading day prior to the termination and for each
--------------
trading day of the preceding sixty calendar days, and (ii) in the event that a Change in Control of the Company, as defined in subparagraph 1(d) below, shall have taken place prior to termination as the result of a tender or exchange offer, and such Change in Control was consummated within three years of termination, an amount equal to the highest consideration paid for Common Shares of the Company in the course of such tender or exchange offer.

          (iv)   Payment of Value of Excess Benefit and Supplement Retirement
                 ------------------------------------------------------------
Plan Payments Benefits.   Anything in this Agreement to the contrary
----------------------
notwithstanding, in the event of a termination of the Executive's employment within three years following a Change in Control, the Executive shall be entitled to a monthly retirement allowance for life payable on a straight life annuity basis, equal to the benefit payable, if any, under the Company's excess benefit and supplemental retirement plans, utilizing the monthly payments set forth in subparagraph 1(a)(i) above for purposes of the pension calculation for the termination period set forth in such subparagraph 1(a)(i). For the purposes of this clause (iv), the excess benefit and supplemental retirement plans payments shall include the pension enhancement resulting from service credit for pension benefit during the termination period set forth in subparagraph 1(a)(i) above. Such retirement allowance shall be valued and discounted in the manner set forth in subparagraph 3(g) below relating to default in payments or benefits and shall be paid in a lump sum as soon as practicable after such termination.

          (v)    Participation in Benefit Plans.   The Executive shall be
                 ------------------------------
eligible to receive, during any period that he shall be entitled to receive payments from the Company under subparagraph 1(a)(i) above (whether or not any such period shall be accelerated), as if the Executive had continued to be employed by the Company during such period, any benefits and emoluments for which key executives are eligible under any hospitalization, health care or dental care plan, life or other insurance or death benefit plan, travel and accident insurance, executive or contingent compensation plan, restricted stock or stock purchase plan, retirement income or pension plan, vacation plan, or other present or future employee benefit plans or programs of the Company for which key executives are eligible, in accordance with the provisions of any such plan or program, provided, however, that during the period that the Executive is so entitled to receive payments under subparagraph 1(a)(i) above, he shall not be eligible to participate in the Company's Savings Plan for Salaried Employees or to receive option grants under any stock option plan of the Company. Nothing in this Agreement shall preclude the Company from terminating or amending any such employee benefit plan or program so as to eliminate, reduce or otherwise change any benefit payable thereunder. To the extent that such benefits or service credits for benefits shall not be payable or provided under such plans or programs by reason of the Executive no longer being an employee of the Company, the Company shall itself pay or provide for payment of such benefits and service credit for benefits.

       (b)  Definition of Termination
            -------------------------

     The term "termination" for purposes of this Agreement shall mean:

          (i) The termination by the Company of the Executive's full-time employment with the Company for any reason other than Cause; or

          (ii) Any (A) failure to elect or re-elect the Executive to an office and position at least equal to the office and position he held immediately prior to such failure, or removal of the Executive from such office or position, (B) material change by the Company of the Executive's functions, duties or responsibilities without his express written consent as a result of which change the Executive's position with the Company shall be or become of less dignity, responsibility, importance or scope than the position he held at the time of such material change, and any such material change shall be deemed a continuing breach of this Agreement, (C) reduction in the monthly base salary of the Executive below the highest monthly base salary paid from and after October 18, 1990, (D) liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than in compliance with the provisions of paragraph 8 below, or (E) breach of this Agreement by the Company, or breach of the Agreement Relating to Legal Expenses between the Company and the Executive dated October 18, 1990 (the "Legal Expense Agreement"); provided that in any such event the Executive elects to terminate his employment under this Agreement upon not less than sixty days' advance written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to the election.

       (c)  Definition of Cause
            -------------------

     For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only if termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; provided that there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of such conduct, specifying the particulars thereof in detail.

     Anything in this subparagraph 1(c) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (A) as the result of bad judgment or negligence on the part of the Executive, or (B) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (C) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company, or (D) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (I) the Restated Certificate of Incorporation or By-Laws of the Company, or (II) the laws of the State of New York, or (III) the directors' and officer's liability insurance of the Company, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (E) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (F) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

       (d)  Definition of Change in Control
            -------------------------------

          For the purpose of this Agreement, a Change in Control of the Company shall be deemed to have occurred if

          (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company or (B) the sale or other disposition of all or substantially all the Company's assets.

     2.  Termination During Month
         ------------------------

     In the event that the employment of the Executive shall terminate prior to the end of a calendar month as a result of a termination described in paragraph 1 above, the Company shall pay the Executive, in addition to any other amounts payable by the Company hereunder, a lump cash sum which shall in no event be less than the salary plus any bonus to which the Executive would have been entitled had he remained in full-time employment until the end of the month in which his employment shall so terminate.

     3.  Post-termination Obligations of Executive; Default by Company
         -------------------------------------------------------------

     All payments and benefits to the Executive under this Agreement after his full-time employment with the Company shall have terminated shall be subject to compliance with the following provisions, which compliance shall be subject to the proviso in subparagraph 3(e) below. Anything in this paragraph 3 or elsewhere in this Agreement to the contrary notwithstanding, the Executive may continue to serve as a director, after his full-time employment with the Company shall have terminated, of any corporation which he has served as a director for the last six months of his full-time employment with the Company.

       (a)  Assistance In Litigation
            ------------------------

     The Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

       (b)  Detrimental Conduct
            -------------------

     The Executive shall not to the material detriment of the Company knowingly disclose or reveal to any unauthorized person any manufacturing or trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any of the businesses operated by them and confirms that such information constitutes the exclusive property of the Company. The Executive shall not otherwise knowingly act or conduct himself to the material detriment of the Company, its subsidiaries or affiliates, or in a manner which is materially inimical or contrary to their interests, including, without limitation, through competition materially detrimental to the Company, its subsidiaries or affiliates, in any of the businesses in which they may be engaged at the time of termination of his employment. The Executive recognizes that the restrictions on his activities contained in this Agreement are required for the reasonable protection of the Company and its investments.

       (c)  Discoveries and Inventions
            --------------------------

     If, while employed by the Company or during a period of one year after termination of such employment, the Executive shall have made, either solely or jointly with others, any discovery, improvements or invention which would pertain or relate in any way to the business, products, publications or processes of the Company, its subsidiaries or affiliates at the time of termination of his employment, such discovery, improvement or invention (whether or not of a patentable nature) shall be the exclusive property of the Company. The Executive shall execute and deliver to the Company without further compensation any documents which the Company may deem necessary or appropriate to prepare or prosecute applications for patents upon such discovery, improvement or invention, to assign and transfer to the Company his entire right, title and interest in and to such discovery, improvement or invention, and patents therefor, or otherwise more fully and perfectly to evidence the Company's ownership thereof.

       (d)  Reimbursement of Expenses
            -------------------------

     The Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this paragraph 3.

       (e)  Competition
            -----------

     The Executive shall not engage in competition with any of the businesses in which the Company, its subsidiaries or affiliates may be engaged at the time of termination of his employment if such competition should be materially detrimental to the Company, its subsidiaries or affiliates.

       (f)  Failure to Comply
            -----------------

     If the Executive, for any reason other than death or disability, shall, without the written consent of the Company, fail to comply with any provision of this paragraph 3, his rights to any future payments or other benefits hereunder shall terminate, and the Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of this paragraph 3 shall be deemed to have occurred unless and until the Executive shall have received written notice on behalf of the Board of Directors of the Company, specifying the conduct alleged to constitute such failure, and has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period, but in no event more than sixty days after receipt of such notice, to refrain from such conduct. In no event shall the Executive be under any obligation to repay to the Company any amounts theretofore paid to him.

       (g)  Post-termination Default in Payments or Benefits
            ------------------------------------------------

     If, after the Executive ceases to be an employee of the Company, the Company should (i) default in payment of all or any part of the payments required to be made hereunder or under the Legal Expense Agreement, or (ii) fail to pay for or provide any benefits required to be provided hereunder, and if the Company should not remedy such default or failure within thirty (30) days after having received notice of such default or failure from the Executive, his spouse, or such other person or entity who or which is entitled thereto, the applicable payments or benefits set forth in Exhibit B shall, at the sole
                                             ---------
election of the Executive, his spouse, or such other person or entity then entitled thereto, exercised in writing signed by the Executive, his spouse or such other person or entity, and delivered to the Company within 90 days after the expiration of such thirty-day period, be accelerated and become immediately due and payable in a lump sum equal to the total of (x) the severance payment set forth in Exhibit B, if applicable, and (y) the cost of acquiring insurance
             ---------
policies which would provide the disability, medical and dental coverages set forth in Exhibit B, if applicable, and (z) all amounts, if any, payable under
         ---------
the excess benefit and supplemental retirement plans set forth in Exhibit B in
                                                                  ---------
an actuarially equivalent lump sum calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement payments which otherwise would become due thereafter. In the event the election referred to in the preceding sentence has been made, then the total amount due and payable from the Company pursuant to this subparagraph shall be the sum of all accelerated amounts, together with any expenses incurred in enforcing payment thereof (including all reasonable legal fees). In making the foregoing retirement payment calculations, the intent is to compute a lump sum amount which will provide the Executive and his spouse or other Beneficiary, as the case may be, with the same amount, after deduction of all federal, state and municipal income taxes, as he and his spouse or other Beneficiary, as the case may be, would have retained, after all such income taxes, had payments and benefits been made and provided as originally scheduled and without acceleration. It is understood and agreed that this subparagraph 3(g) shall not apply to any default or failure to pay, as described in the first sentence of this subparagraph 3(g), which occurs during the Executive's period of employment; upon any such default or failure to pay, the Executive shall be entitled to such payments as may be applicable pursuant to subparagraph 1(a).

     4.  Determination of Benefits
         -------------------------

     Whenever under this Agreement it is necessary to determine whether one benefit is less than, equal to or larger than another, whether or not such benefits are provided under this Agreement, such determination shall be made by the Company's independent consulting actuary, using mortality, interest and any other assumptions normally used at the time by such actuary in determining actuarial equivalents for the purpose of employee benefit plans of the Company.

     5.  (a)  Time of Payment
              ---------------
     Anything in this Agreement to the contrary notwithstanding, the Company may, for its own administrative convenience or for any other reason deemed by it sufficient, accelerate payment to the Executive of any sums due under this Agreement following termination of his employment; provided, however, that payments by the Company under this Agreement in any one calendar year shall not, as a result of such acceleration, together with any payments required to be made under the pension plan of the Company, exceed an amount equal to (i) 80 percent of his monthly rate of salary paid for the last full calendar month of his employment, multiplied by (ii) the number 12.

       (b)  Withholding of Taxes
            --------------------

    The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     6.  Decisions by Company
         --------------------

     Except as otherwise expressly provided in this Agreement, any decision or action by the Company relating to this Agreement, its operation or its termination, shall be made by the Board of Directors. Any decision or action of such Board shall, to the extent permitted by law, be by the affirmative vote of not less than three-fourths of the members of the Board of Directors then in office; provided, however, that in the event of any dispute as to any benefit payable under this Agreement, the Executive shall have the same rights as a Participant under the Company's pension plan in effect at the time with respect to the method of determining such dispute and enforcing his rights with respect thereto.

     7.  Prior Agreements
         ----------------

     This Agreement shall supersede any prior employment and severance agreement between the Company or any predecessor of the Company and the Executive, but this Agreement shall not affect or operate to reduce any benefit or compensation of any kind not expressly provided for in this Agreement, including, without limitation, any employee stock option or stock appreciation right and any agreements under the Company's Restricted Share Performance Plan.

     8.  Consolidation or Merger
         -----------------------

     Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Company", shall refer to such other corporation and this Agreement shall continue in full force and effect.

     9.  (a)  Non-assignability
              -----------------

     Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent; provided, however, that nothing in this subparagraph 9(a) shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable on his death, and
(ii) the legal representatives of the estate of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

         (b)  No Attachment
              -------------

     Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrances, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

        (c)  Binding Agreement
             -----------------

     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

        (d)  Unfunded Obligations; Trust Agreement
             -------------------------------------

          (i) All payments to be made hereunder shall be made from the general funds of the Company. To the extent that any person or entity acquires a right to receive any payment hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company except to the extent otherwise provided by law. No person who is entitled to payments hereunder shall have any right, title or interest in or to any assets or investments which may be acquired or made by the Company to aid it in meeting its obligations hereunder.

          (ii) Anything in this subparagraph 9(d) or elsewhere in this Agreement to the contrary notwithstanding, the Company may provide the Executive with collateral security, in the form of a bank letter of credit, an interest in a trust or otherwise, to secure a portion of any or all of the Company's obligations to the Executive under this Agreement and any other agreement. In this connection, the Company has entered into a Trust Agreement substantially in the form attached hereto as Exhibit C and, under the circumstances and upon the
                            ----------
terms and conditions set forth therein, the Executive will be a beneficiary under the Trust therein established, this Agreement and the Legal Expense Agreement (and its related memorandum) will be listed on Exhibit I of such Trust Agreement, the amounts to be deposited with the trustee under the Trust Agreement shall be those set forth on the Schedule of Amounts to be Deposited in Trust Upon a Potential Change in Control, a copy of which is attached hereto as Exhibit D, and any other benefits which the Company, in its sole discretion,
---------
shall agree to secure by the Trust Agreement.

          (iii) If a Potential Change in Control should take place while the Executive is in the employ of the Company, the value of the benefits set forth in Exhibit D to be delivered by the Company to the trustee under such Trust
   ---------
Agreement shall be equal to the total of (x) the severance, options, contingently credited shares and legal expenses payments set forth in Exhibit D,
                                                                      ---------
(y) the cost of acquiring insurance policies which would provide the disability, medical and dental coverages set forth in Exhibit D, and (z) all amounts, if
                                          ---------
any, payable under the excess benefit and supplemental retirement plans payments (as described in subparagraph 1(a)(iv) above) set forth in Exhibit D.
                                                           ---------

          (iv) The value of the excess benefit and supplemental retirement plans payments shall be an actuarially equivalent amount calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent, or following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement benefits which otherwise would become due thereafter. In making the foregoing retirement payment calculations, the intent is to compute a lump sum payment which will provide the Executive with the same amount of benefit, after deduction of all federal, state and municipal income taxes, as he would have retained, after all such income taxes, had payments been made as originally scheduled and without acceleration.

          (v) Anything in this subparagraph 9(d) or elsewhere in this Agreement to the contrary notwithstanding, the amount to be paid by the Company to the trustee pursuant to the preceding provisions of this subparagraph 9(d) shall be reduced by the amount, if any, that the Board of Directors of the Company expressly determines, in its sole discretion on the advice of the Company's independent public accountants or its tax counsel or other experts selected by the Board of Directors, as a result of the application of the provisions of paragraph 14 below, is not expected to be paid by the trustee to the Executive and his beneficiary or beneficiaries.

          (vi) The Company shall continue to be liable to make all payments and provide all benefits required to be made and provided hereunder to the extent such payments have not been made or such benefits have not been provided through the above-mentioned trust. (vii) For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if

                (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

                (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

                (C) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

                (D) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

     10.  (a)  Amendment of Agreement
               ----------------------

     No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing.

          (b)  No Waiver
               ---------

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     11.  Severability
          ------------

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

     12.  Headings
          --------

     The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     13.  Governing Law
          -------------

     The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

     14.  Parachute Tax
          -------------

     If the payments and benefits provided for the Executive under this Agreement, together with any other payments and benefits that the Executive may have a right to receive from the Company or any other person or entity, would result in "excess parachute payments" (as defined in Section 280G of the Code), the payments and benefits to be made and provided to the Executive and his beneficiary or beneficiaries pursuant to this Agreement shall be reduced to the largest whole-dollar amount that will result in there being no such "excess parachute payment." The existence or absence of any such "excess parachute payment," the amount of any such reduction, and the item or items to be reduced, if any, shall be determined, in each case, by the Executive or, following his death, his beneficiary or beneficiaries, and the specifics of such determination shall be delivered in writing to the Company and to the trustee of the Trust referred to in subparagraph 9(d)(ii) above, at the time of the Executive's termination within three years after a Change in Control, or as soon as practicable thereafter, by the Executive or, following his death, his beneficiary or beneficiaries. The reasonable fees and expenses of such tax counsel and financial advisor as may reasonably be called upon to assist the Executive or his beneficiary or beneficiaries in the foregoing endeavors shall be paid by the Company.

     15.  Notices
          -------

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below, which address shall be such address as the addressee may have given most recently by a similar notice. Any such notice shall be deemed to have been received on the date of delivery.

     To the Company:          Champion International Corporation
                              One Champion Plaza
                              Stamford, Connecticut  06921
                              Attention:  Corporate Secretary
     To the Executive:        Mr. Burton G. MacArthur, Jr.
                              One Champion Plaza
                              Stamford, CT  06921

     16.  Arbitration
          -----------

     Any dispute between the Executive and the Company as to the interpretation or application of any of the provisions of this Agreement may, at the Executive's election, be determined by binding arbitration within the greater New York City metropolitan area or the State of Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Company subject to repayment by the Executive if and to the extent that a judgment should be rendered against him beyond appeal and such fees and expenses were not incurred by him while acting in good faith.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has signed this Agreement, all as of October 18, 1990.

                               CHAMPION INTERNATIONAL CORPORATION

                               By /s/ Andrew C. Sigler
                                  -------------------------------------------
                                  Chairman of the Board of Directors

Attest:
/s/ Lawrence A. Fox
--------------------------------
Secretary

                                  /s/ Burton G. MacArthur, Jr.
                                  -------------------------------------------
                                  Burton G. MacArthur, Jr.

                                   Exhibit A
                                   ---------
                           [subparagraph 1(a)(ii)(y)]
                Schedule of Certain Benefit Coverages during the
              Severance Payment Period under Subparagraph 1(a)(i)
              after a Termination following a Change in Control
               ---------------------------------------------------
               ` Disability:        Same as for active employees.
               ` Medical:           Same as for active employees
                                    less retiree medical benefit,
                                    if any.
               ` Dental:            Same as for active employees.

     For other benefit coverages after termination following a Change in Control, see subparagraph 1(a)(ii)(x) and (z).

                                      oOo

                                   Exhibit B
                                   ---------
                              [subparagraph 3(g)]
                     Schedule of Payments and Benefits upon
                     a Breach after Cessation of Employment
                     --------------------------------------
`  Severance:          2 years termination payments (or the unpaid balance
                       thereof); however, payments not to cover the period, if
                       any, after the last day of the month next preceeding the
                       Executive's normal retirement date under the Company's
                       pension plan. Payments are based on highest total of
                       salary and annual bonus for any calendar year of
                       employment.
`  Retirement:         All unpaid amounts, if any, excess benefit and
                       supplemental of the Company. payable under the retirement
                       plans
`  Disability:         Same as for active employees, termination payment period
                       or during the 2 year balance thereof.
`  Medical:            Same as for active employees benefit, if any, during the
                       2 year payment period or balance less retiree medical
                       termination thereof.
`  Dental:             Same as for active employees, termination payment period
                       or during the 2 year balance thereof.

                                      oOo

                                   Exhibit C
                                   ---------
                              [subparagraph 9(d)]
                            FORM OF TRUST AGREEMENT
                            -----------------------

         TRUST AGREEMENT (the "Trust"), dated as of February 19, 1987, by and between Champion International Corporation, a New York corporation (the "Company"), and Connecticut National Bank (the "Trustee").

         WHEREAS, the Company is obligated under the individual agreements set forth on Exhibit I (together with any additional agreements included on Exhibit I pursuant to Section 2.01(c) hereof, the "Agreements") to make specified payments to certain of the Company's executives (together with any additional executives and retired executives included on Exhibit I pursuant to Section 2.01(c) hereof, the "Executives"); and

         WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured, and the Company has agreed, to the extent practicable, to assure that the future payment of certain of said obligations will not be improperly withheld in the event that a "Change in Control" (as defined herein) of the Company should occur; and

         WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject only to the claims of the Company's existing or future general creditors in the event of bankruptcy or insolvency (as hereinafter provided), amounts of cash or marketable securities sufficient to fund such payments;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                 THE AGREEMENTS
                                 --------------

          SECTION 1.01  Agreements.  The agreements subject to this Trust
                        ----------
consist of the Agreements listed from time to time on Exhibit I hereof respectively. The Company shall continue to be liable to the Executives to make all payments required under the terms of such Agreements to the extent such payments have not been made pursuant to this Trust.

                                   ARTICLE II
                           TRUST AND THE TRUST CORPUS
                           --------------------------

          SECTION 2.01  Trust.
                        -----

               (a) The Company will deliver to the Trustee to be held in trust hereunder, concurrently with the execution of this Trust, the sum of $100 in cash, and upon the occurrence of a "Potential Change in Control" (as defined in Section 3.02), (i) an additional amount in cash (or in marketable securities having a fair market value equal to such amount, or some combination thereof) representing the sum of the amounts, determined as provided in Section 4.02, which is estimated to be sufficient to fund the Company's obligations to pay to the Executives certain amounts and benefits due to them pursuant to the Agreements and (ii) an amount estimated by the Trustee to be sufficient to pay all of the Trustee's fees and expenses hereunder with respect to the period of time that this Trust Agreement shall be in effect.

               (b) The payment by the Company pursuant to Section 2.01(a)(i) hereof shall be accompanied by a Payment Schedule for each Executive as required by Section 4.02(a) hereof.

               (c) The Company may, subject to the provisions of Section 2.01(d), from time to time prior to the occurrence of a Change in Control revise
Exhibit I in order to include thereon (A) additional Executives, and (B) additional Agreements with respect to any Executive. If a revised Exhibit I is delivered to the Trustee with respect to any Executive upon or after the occurrence of a Potential Change in Control, the Company will deliver to the Trustee, concurrently with such revised Exhibit I:

          (x) a Payment Schedule or a revised Payment Schedule, as applicable, with respect to such Executive which complies with Section 4.02(a) and which sets forth the additional amount delivered to the Trustee with respect to such Executive, and

          (y) an amount which is estimated to be sufficient when added to the amount or amounts previously delivered to the Trustee to fund the Company's obligations under the Payment Schedule or the revised Payment Schedule, as applicable, pursuant to such Executive's Agreements.

Such Payment Schedule or revised Payment Schedule shall be effective in accordance with the provisions of Section 4.02(b). A revised Exhibit I shall be effective upon the later of (C) receipt by Trustee of such revised Exhibit I and
(D) receipt by the Trustee of all amounts required under this Section 2.01(c), if any, and such revised Exhibit I shall supersede any and all such Exhibits previously delivered to the Trustee.

               (d) In no event may Exhibit I be revised to eliminate any Executive or any Agreements with respect to any Executive without such Executive's written consent, except as provided in the following sentence. Prior to the occurrence of a Change in Control, the Company shall deliver instructions to the Trustee to delete the name of, and the Agreements with respect to, an Executive from Exhibit I promptly following the termination of his employment with the Company prior to the occurrence of a Change in Control. The Trustee shall make such deletions and shall be able to rely upon such instructions and shall have no duty to inquire with respect to the termination of such Executive's employment with the Company. The deletions described in the immediately preceding sentence may not be made with respect to instructions delivered to the Trustee on or after the occurrence of a Change in Control of the Company. Notwithstanding the foregoing, following a Potential Change in Control the Company may, in its discretion, add retired Executives and their agreements with the Company to Exhibit I in accordance with Section 2.01(c) to assure that the payment of certain amounts payable by the Company to such retired Executives under such agreements will not be improperly withheld following a Change in Control.

           SECTION 2.02  Trust Corpus.
                         ------------

               (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee as described in Section 2.01 and 4.02(b) hereof in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash or marketable securities only in accordance with this Section 2.02. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances in either one or a combination of the following investments:

                         (i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition; or

                         (ii) investments in negotiable certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000, including the Trustee's banking department;
provided, however, that the Trustee shall not be liable for any failure to
-----------------
maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

               (b) The Trust is intended to be grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), except as hereinafter provided, all interest and other income earned on the investment of the Trust Corpus shall be the property of the Company and shall not constitute a part of the Trust Corpus. Except as provided in Section 4.02(a), the interest and other income earned in any calendar quarter shall be paid over to the Company by the Trustee as promptly as practicable after the end of such calendar quarter.

               (c) All losses of principal in respect of, and expenses (including, as provided in Section 5.01(g) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable to the Company pursuant to Section 2.02(b) hereof. To the extent any such losses and expenses are not reimbursed by the Company, the aggregate amount payable to an Executive under the applicable Payment Schedule shall be reduced by a portion of such losses and expenses, as determined on a pro rata basis.

                                  ARTICLE III
                               CHANGE IN CONTROL
                               -----------------

          SECTION 3.01  Definition of Change in Control.
                        -------------------------------

For purposes of this Trust, a Change in Control of the Company shall be deemed to have occurred if

               (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

               (b) during any period within two (2) consecutive years (not including any period prior to the Company's 1987 Annual Meeting of Shareholders) there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company's assets.

          SECTION 3.02  Definition of a Potential Change in Control.  For
                        -------------------------------------------
purposes of this Trust, a Potential Change in Control shall be deemed to have occurred if

               (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

               (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

               (c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

               (d) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

          SECTION 3.03  Notification of the Trustee.  The Company shall notify
                        ---------------------------
the Trustee of the occurrence of a Potential Change in Control and the Company shall or an Executive may notify the Trustee of the occurrence of a Change in Control, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a change or potential change which the Trustee may receive. The Trustee shall have no obligation to make an independent determination as to the occurrence of a Potential Change in Control or Change in Control.

                                   ARTICLE IV
                          RELEASE OF THE TRUST CORPUS
                          ---------------------------

          The Trustee shall hold the Trust Corpus in its possession under the provisions of this Trust Agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

          SECTION 4.01  Delivery to the Company.
                        -----------------------

               (a) Any amount in excess of $100 delivered to the Trustee pursuant to Section 2.01 hereof or otherwise constituting part of the Trust Corpus shall be returned to the Company, unless within six (6) months of such delivery to the Trustee a Change in Control shall have occurred. Such six month period shall be renewed (i) for any Potential Change in Control which occurs during any initial six month period or (ii) by a resolution adopted by the Board of Directors and delivered to the Trustee by the Company to the effect that such an initial six month period (or a six month period that is renewed in accordance with clause (i) of this Section 4.01(a)) shall start anew.

               (b) Any amount held by the Trustee for the benefit of an Executive shall be paid to the Company immediately following the final payment of all amounts payable to such Executive pursuant to the terms of the Executive's Agreement, as certified to the Trustee by the Executive.

               (c) Upon the termination of the Trust as provided in the first sentence of Section 6.01(a), the Trustee shall pay to the Company the amount of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, provided that in the event that the Trust shall continue with respect to one or more Executives in accordance with the provisions of Section 6.01(b), the Trustee shall pay to the Company the amount that would have been payable to the Company if the Trust had terminated as provided in Section 6.01(a), less (i) the amounts subject to litigation or arbitration for each such Executive, as certified to the Trustee by each such Executive, and (ii) an amount estimated by the Trustee to be sufficient to pay all of the Trustee's fees and expenses with respect to the additional period of time that the Trust shall continue in effect pursuant to Section 6.01(b).

           SECTION 4.02  Deliveries to Executives.
                         ------------------------

               (a) The Company shall deliver to the Trustee, upon the occurrence of a Potential Change in Control, a separate schedule for each Executive (the "Payment Schedule') indicating (x) the amounts delivered to the Trustee for the benefit of each such Executive pursuant to Section 2.01(a)(i) in accordance with such Executive's Agreements and (y) the amounts payable in respect of such Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable. The Payment Schedule shall include instructions as to the amount of interest, if any, accruing in respect of an Executive and such instructions may be revised from time to time prior to the occurrence of a Change in Control. Each Payment Schedule also shall be delivered by the Company to such Executive. The aggregate payment to be made hereunder to an Executive by the Trustee shall not exceed the aggregate amount delivered to the Trustee for the benefit of such Executive as indicated in the Payment Schedule applicable to such Executive. The Trustee shall make payments to each Executive under the Payment Schedule applicable to such Executive upon receipt by the Trustee of a written request for payment signed by the Executive or, following his death, his beneficiary or beneficiaries. Such request shall set forth each of the following items: (i) the specific amount of payment requested, (ii) the specific Agreement or Agreements and the specific section or sections of such Agreements under which such payment is to be made, (iii) the existence or absence of any "excess parachute payment" (as defined in Section 280G of the Code) respecting the amount payable to such Executive in accordance with the applicable Payment Schedule and (iv) the amount of any reduction in the amount otherwise payable to such Executive in accordance with the applicable Payment Schedule and the item or items to be reduced, if any. The Trustee shall rely upon such written request in making payments under the Payment Schedule and shall have no duty to inquire into the amounts, instructions or formulas set forth in the Payment Schedule or the Executive's right to such payments.

               (b) The Company may from time to time after the occurrence of a Potential Change in Control deliver concurrently to the Trustee (i) a revised Payment Schedule with respect to any Executive which sets forth the aggregate amounts payable with respect to such Executive and (ii) an amount which is estimated to be sufficient when added to the amount or amounts previously delivered to the Trustee to fund the Company's obligations pursuant to such Executive's Agreements. A revised Payment Schedule shall be effective upon the later of (x) receipt by the Trustee of such revised Payment Schedule and (y) receipt by the Trustee of all amounts required under Section 4.02(b)(ii) and such revised Payment Schedule shall supersede any and all Payment Schedules previously delivered by the Company to the Trustee with respect to such Executive.

               (c) Except as provided in this Section 4.02(c), a revised Payment Schedule may not reduce the amounts payable with respect to an Executive pursuant to the prior Payment Schedule for such Executive except with the written consent of such Executive.

     (i) After a Potential Change in Control and before a Change in Control, the Company shall deliver to the Trustee, promptly following the termination of an Executive's employment with the Company, a revised Payment Schedule with respect to such Executive which deletes all of the amounts set forth on the prior Payment Schedule for such Executive. The Trustee may rely upon such revised Payment Schedule and shall have no duty to inquire with respect to the termination of such Executive's employment with the Company. The Trustee shall return to the Company all amounts previously delivered by the Company to the Trustee for the benefit of such Executive. Notwithstanding the foregoing, following a Potential Change in Control the Company may, in its discretion, deliver Payment Schedules for retired Executives in accordance with Section 4.02(a) hereof.

     (ii) After a Potential Change in Control and before a Change in Control, the Company may deliver a revised Payment Schedule with respect to an Executive which reduces the amounts payable in respect of such Executive pursuant to his prior Payment Schedule as the result of a more accurate calculation by the Company of the amount of the benefits to which such Executive is entitled pursuant to his Agreements. The Trustee may rely on such revised Payment Schedule and shall have no duty to inquire with respect to said calculation. The Trustee shall return to the Company an amount equal to such reduction.

A revised Payment Schedule of the type described in this Section 4.02(c) may not be delivered to, or honored by, the Trustee on or after the occurrence of a Change in Control of the Company. A revised Payment Schedule shall be effective upon its receipt by the Trustee and shall supersede any and all Payment Schedules previously delivered by the Company to the Trustee with respect to such Executive.

               (d) The Trustee shall be permitted to withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Company as to any required withholding and shall be fully protected under Section 5.01(g) hereof in relying on such instructions.

               (e) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee with the written consent of the Company, which determination determines, or which opinion concludes, that the Executives or any particular Executive, is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust Corpus includible in such Executive's federal gross income.

          SECTION 4.03  Deliveries to Creditors of the Company.  It is the
                        --------------------------------------
intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency as hereinafter provided, but in no other event. Accordingly, the Company shall not create a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.04 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 4.04 hereof, the Trustee will make no further distributions of the Trust Corpus to any of the Executives but will deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Company's general creditors. The Trustee shall resume holding the Trust Corpus under the terms hereof and resume any distribution of Trust Corpus to the Executives under the terms hereof, upon no less than thirty
(30) days advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

          SECTION 4.04  Notification of Bankruptcy or Insolvency.  The Company,
                        ----------------------------------------
through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent in the following circumstances:

          (a) The Company is subject to a pending proceeding as a debtor under the Bankruptcy Reform Act of 1978, as amended; or

          (b) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business.

                                   ARTICLE V
                                    TRUSTEE
                                    -------

          SECTION 5.01  Trustee.
                        -------

               (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

               (b) If all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Executive by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

               (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Article II hereof, and shall render to the Company, on or prior to each January 31 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee will at all times maintain a separate bookkeeping account for each Executive to which it will credit each amount delivered by the Company to the Trustee with respect to such Executive. Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust for such Executive (or each Executive if such request is made by the Company) and a record of the deposits made with respect thereto by the Company. Unless the Company or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, the Company or the Executive shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Executive were parties.

               (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith, absent the gross negligence or wilful misconduct of the Trustee. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

               (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

               (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in the manner provided by paragraph (g) of this Section 5.01.

               (g) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or wilful misconduct. Any amount payable to the Trustee under paragraph (f) of this Section 5.01 or this paragraph (g) shall be paid by the Company promptly upon demand therefor by the Trustee or, in the event that the Company fails to make such payment, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 5.01 or this paragraph (g). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this
Section 5.01 or this paragraph (g).

          SECTION 5.02  Successor Trustee.  The Trustee may resign and be
                        -----------------
 discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company (or, if a Change in Control shall previously have occurred, Executive(s) having at least 65% percent of all amounts then held in the Trust credited to their accounts shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company fails to appoint a successor trustee or if such Executive(s) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of New York having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company (or, if a Change in Control shall previously have occurred, Executive(s) having at least 65% percent of all amounts then held in the Trust credited to their accounts) may at any time substitute a new trustee by giving fifteen (15) days notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company and, on and after a Change in Control, the Executives a written statement or statements of accounts and proceedings as provided in Section 5.01(c) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in
 Section 5.01(c) hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $100 million.

          SECTION 5.03  Settlement of Accounts.  Notwithstanding any other
                        ----------------------
 provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts, which accounting may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction; or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 6.01  Termination.
                        -----------

               (a) Except as provided in Section 6.01(b) of this Agreement, this Trust shall terminate forty-two months after the occurrence of a Change in Control, or, if earlier, upon the earliest of either of the following events:
(i) the exhaustion of the Trust Corpus; or (ii) the final payment of all amounts payable to all of the Executives pursuant to the Agreements, as certified to the Trustee by each Executive. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, shall be paid to the Company.

               (b) Notwithstanding any other provision of this Agreement, in the situation where the payments under an Executive's Agreements are the subject of litigation or arbitration, and if the Trust Corpus has not been exhausted with respect to such Executive, the Trust shall not terminate and the funds held in the Trust with respect to such Executive shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that no Agreement of an Executive is the subject of such litigation or arbitration unless the Trustee receives written notice from an Executive or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from an Executive as to the final resolution of such litigation or arbitration. Following such final resolution, the Trust shall terminate with respect to each Executive described in this Section 6.01(b) upon the earliest of either of the following events:
 (i) the exhaustion of the Trust Corpus held by the Trustee with respect to such Executive; or (ii) the final payment of all amounts payable to the Executive pursuant to such Executive's Agreements, as certified to the Trustee by such Executive. Promptly upon termination of this Trust with respect to an Executive described in Section 6.01(b), any remaining portion of the Trust Corpus held by the Trustee with respect to such Executive shall be paid to the Company. At such time as the Trust shall be terminated with respect to all such Executives, the Trust Corpus, less all payments, expenses, taxes and other charges attributable to the extension of the Trust term beyond the termination date described in Section 6.01(a), shall be paid promptly to the Company.

          SECTION 6.02  Amendment and Waiver.  Except as provided in Sections
                        --------------------
2.01(c),(d) and 4.02(b),(c), this Trust may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts. The parties hereto, together with the consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive. This Trust may not be amended nor may compliance with any provisions hereunder be waived except by an instrument in writing signed on behalf of the parties hereto and by at least seventy-five percent (75%) of the Executives in the situation where, prior to such amendment or waiver, no payment has been made by the Company pursuant to Section 2.01(a)(i) that is then held by the Trustee. Notwithstanding the foregoing, any such amendment or waiver may be made prior to a Change in Control by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not adversely affect the rights of the Executives hereunder. Except as provided in Sections 2.01(c),(d) and 4.02(b),(c), no amendment or waiver relating to this Trust may be made (i) with respect to the amount of funds to be delivered by the Company to the Trustee with respect to an Executive or by the Trustee to such Executive, or the timing of such deliveries or (ii) which amends Section 6.01, unless such Executive, in the case of clause (i) or, all Executives in the case of clause (ii), agree in writing to such amendment or waiver.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                               ------------------

          SECTION 7.01  Further Assurances.  The Company shall, at any time and
                        ------------------
from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

          SECTION 7.02  Certain Provisions Relating to this Trust.   (a) This
                        -----------------------------------------
Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

               (b) If by the end of the eight-month period following the date hereof, or such later date as the Company and the Trustee shall agree, counsel is unable to deliver to the Company a favorable opinion that is satisfactory to the Company, substantially to the effect that

     (i) the Company will be treated as the owner of the Trust under Section 677 of the Code and Section 1.677(a)-1(d) of the regulations. Under Section 671, the Company must include all of the income, deductions and credits against tax of the Trust in computing its own taxable income and credits, and

     (ii) the transfer of assets to the Trust will not constitute a transfer of property for purposes of Section 83 of the Code or
     Section 1.83-3(e) of the regulations, and

     (iii) under Section 451 of the Code, amounts will be includible in the gross income of the Executives only in the taxable year or years in which such amounts are actually distributed or made available by the Trustee, the Trust shall immediately terminate and the amount of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement, if any, as of such date, shall be returned to the Company as soon as possible. Upon termination of the Trust, the Executives shall have no rights under this Trust Agreement.

               (c) This Trust shall be governed by and construed in accordance with the laws of the State of New York, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

               (d) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

               (e) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 7.03   Alienation.  The right of any Trust Beneficiary (as
                         ----------
hereinafter defined) to any benefit or to any payment hereunder shall not be subject to alienation or assignment.

          SECTION 7.04   Arbitration.  Any dispute between the Executives and
                         -----------
the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder may, at the election of any party to such dispute (or, if more than one (1) Executive is such a party, at the election of seventy-five percent (75%) of such Executives), be determined by binding arbitration within the greater New York City metropolitan area or the State of Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.01(g).

          SECTION 7.05  Notices.  Any notice, report, demand or waiver required
                        -------
or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:       Champion International Corporation
                         One Champion Plaza
                         Stamford, Connecticut 06921
                         Attention: Corporate Secretary
If to the Trustee:       Connecticut National Bank
                         777 Main Street
                         Hartford, Connecticut  06115
                         Attention:  Employee Benefits
                              Administration - MSN 215

If to an Executive, to the address of such Executive as listed next to his name on Exhibit I hereto.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof. A change of address may be given by any party to another by similar notice.

          SECTION 7.06 Trust Beneficiaries.  Each Executive is an intended
                       -------------------
beneficiary ("Trust Beneficiary") under this Trust, and as a Trust Beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. The term Trust Beneficiary shall, to the extent provided in the Agreements respecting a deceased Executive, also mean the legal representative of the estate of such deceased Executive and the surviving spouse of the deceased Executive or beneficiary designated by such Executive in accordance with the terms of such Agreements.

          IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                         CHAMPION INTERNATIONALCORPORATION

                         By /s/ Andrew C. Sigler
                            ----------------------------------------------
                            Andrew C. Sigler
                            Chairman and Chief Executive Officer

                         CONNECTICUT NATIONAL BANK

                         By /s/ Thomas F. Mullaney, Jr.
                            ------------------------------------------
                            Thomas F. Mullaney, Jr.
                            Executive Vice-President

                                                                       Exhibit I


                   AGREEMENTS BETWEEN CHAMPION INTERNATIONAL
                       CORPORATION AND CERTAIN EXECUTIVES

Name and Address                   Title                    Date of Agreement
----------------                   -----                    -----------------
Mr. John A. Ball                   Senior Vice President    February 19, 1987:
One Champion Plaza                                          -Restated Agreement /1/
Stamford, CT 06921                                          -Agreement Relating to Legal
                                                             Expenses

Mr. Gerald J. Beiser               Senior Vice President    -February 19, 1987:
One Champion Plaza                 Finance                  -Restated Agreement /1/
Stamford, CT 06921                                          -Agreement Relating to Legal
                                                             Expenses

Mr. William H. Burchfield          Executive Vice President  February 19, 1987:
One Champion Plaza                                           -Agreement /2/
Stamford, CT 06921                                           -Agreement Relating to Legal
                                                              Expenses

Mr. Mark A. Fuller, Jr.            Executive Vice President   February 19, 1987:
One Champion Plaza                                            -Agreement /2/
Stamford, CT 06921                                            -Agreement Relating to Legal
                                                               Expenses

Mr. Marvin H. Ginsky               Senior Vice President      February 19, 1987:
One Champion Plaza                 and General Counsel        -Agreement /2/
Stamford, CT 06921                                            -Agreement Relating to Legal
                                                               Expenses

Mr. L. C. Heist                    President and Chief        August 18, 1988:
One Champion Plaza                 Operating Officer          -Agreement
Stamford, CT 06921                                            -Agreement Relating to Legal
                                                               Expenses

Mr. Kenwood C. Nichols             Vice Chairman              February 19, 1987:
One Champion Plaza                                            -Agreement /2/
Stamford, CT 06921                                            -Agreement Relating to Legal
                                                               Expenses

Mr. Richard E. Olson               Executive Vice President   August 18, 1988:
One Champion Plaza                                            -Agreement
Stamford, CT 06921                                            -Agreement Relating to Legal
                                                               Expenses

Mr. Andrew C. Sigler
One Champion Plaza                 Chairman and Chief         February 19, 1987:
Stamford, CT 06921                 Executive Officer          -Restated Agreement /1/
                                                              -Agreement Relating to Legal
                                                               Expenses /3/

_________________________
/1/  As Amended April 21, 1988 and August 18, 1988
/2/  As Amended April 21, 1988
/3/  As Amended August 18, 1988

                                  AMENDMENT TO
                          TRUST AGREEMENT DATED AS OF
                       FEBRUARY 19, 1987 BETWEEN CHAMPION
            INTERNATIONAL CORPORATION AND CONNECTICUT NATIONAL BANK
            -------------------------------------------------------


      This Amendment between Champion International Corporation, a New York corporation (the "Company"), and Connecticut National Bank (the "Trustee") is effective as of August 18, 1988 and amends the Trust Agreement dated as of February 19, 1987 between the Company and the Trustee (the "Trust").

      WHEREAS, the Company and the Trustee have entered into the Trust; and

      WHEREAS, the Company and the Trustee wish to amend the Trust in order to
(1) ensure that it is in compliance with the rule against perpetuities and with applicable restraints on alienation, and (2) clarify the circumstances in which interest earned on the investment of Trust Corpus may be paid to the Executives; and

      WHEREAS, all of the Executives have agreed in writing to this Amendment as required by Section 6.02 of the Trust;

      NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

          1. Section 4.01 of the Trust is hereby amended by adding a new subsection (d) thereto, as follows:

       "(d) Notwithstanding any provision of this Agreement, upon termination of the Trust as provided in Section 6.01(c) the Trustee shall pay to the Company all amounts held hereunder."

          2. The second, third and fourth sentences of Section 4.02(a) of the Trust are hereby amended in their entirety to read as follows:

     "Each Payment Schedule also shall be delivered by the Company to such Executive. The Payment Schedule shall include instructions as to the amount of interest (if any) to accrue for the benefit of an Executive, from the date on which the Trustee receives a written request for payment signed by the Executive (or his beneficiary or beneficiaries) as hereinafter provided until the date on which such payment is made, in respect of such payment; such instructions may be revised from time to time prior to the occurrence of a Change in Control. The aggregate payment to be made hereunder to an Executive by the Trustee shall not exceed the aggregate amount delivered to the Trustee for the benefit of such Executive, plus interest (if any) thereon as described in the immediately preceding sentence, all as indicated in the Payment Schedule applicable to such Executive."

          3. Subsection (a) of Section 6.01 of the Trust is hereby amended to delete the first nine words thereof (i.e., "Except as provided in Section 6.01(b) of this Agreement,") and to substitute the following therefor: "Except as provided in Sections 6.01(b) and 6.01(c) of this Agreement,".

          4. Subsection (b) of Section 6.01 of the Trust is hereby amended to delete the first seven words thereof (i.e., "Notwithstanding any other provision of this Agreement,") and to substitute the following therefor: Notwithstanding any other provision of this Agreement except Section 6.01(c),".

          5. Section 6.01 of the Trust is hereby amended by adding a new subsection (c) thereto, as follows:

              "(c) Notwithstanding any other provision of this Agreement, this Trust shall terminate in all events and under all circumstances not later than twenty-one years after the death of the last survivor of the Executives who were included on Exhibit I hereto at the time this Trust was executed, such Executives being John A. Ball, Gerald J. Beiser, William H. Burchfield, Aubrey L. Cole, Mark A. Fuller, Jr., Marvin H. Ginsky, Judson Hannigan, L. C. Heist, Robert F. Longbine, Kenwood C. Nichols, Philip R. O'Connell and Andrew C. Sigler. Promptly upon termination of this Trust pursuant to this Section 6.01(c), the Trustee shall pay to the Company all amounts held hereunder."

          6. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust.

          7. Except as amended hereby, all of the provisions of the Trust shall continue in full force and effect without change.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                         CHAMPION INTERNATIONAL CORPORATION

                         By /s/ Andrew C. Sigler
                            --------------------------------------------------
                            Chairman and Chief Executive Officer

                         CONNECTICUT NATIONAL BANK

                         By /s/ Thomas J. Botticelli
                            --------------------------------------------------
                            Thomas J. Botticelli
AGREED TO:

/s/ John A. Ball                        /s/ Judson Hannigan
---------------------------             --------------------------------------
John A. Ball                            Judson Hannigan

/s/ Gerald J. Beiser                    /s/ L. C. Heist
---------------------------             --------------------------------------
Gerald J. Beiser                        L.C. Heist

/s/ William H. Burchfield               /s/ Kenwood C. Nichols
---------------------------             --------------------------------------
William H. Burchfield                   Kenwood C. Nichols

/s/ Aubrey L. Cole                      /s/ Philip R. O'Connell
---------------------------             --------------------------------------
Aubrey L. Cole                          Philip R. O'Connell

/s/ Mark A. Fuller, Jr.                 /s/ Richard E. Olson
---------------------------             --------------------------------------
Mark A. Fuller, Jr.                     Richard E. Olson

/s/ Marvin H. Ginsky                    /s/ Andrew C. Sigler
---------------------------             --------------------------------------
Marvin H. Ginsky                        Andrew C. Sigler

                                   Exhibit D
                                   ---------

                              [subparagraph 9(d)]
                  Schedule of Amounts to be Deposited in Trust
                       Upon a Potential Change in Control*
                    --------------------------------------------

`  Severance:       2 years termination payments; however, payments not to cover the period, if any, after the last day of the month next
                    preceding the Executive's normal retirement date under the
                    Company's pension plan. Payments are based on highest total of salary and annual bonus for any calendar year of
                    employment.
`  Retirement:      All amounts, if any, payable under the excess benefit and
                    supplemental retirement plans of the Company.
`  Disability:      Same as for active employees, for the 2 year termination
                    payment period (or balance thereof).
`  Medical:         Same as for active employees less retiree medical benefit, if any, for the 2 year termination payment period (or
                    balance thereof).
`  Dental:          Same as for active employees, for the 2 year termination
                    payment period (or balance thereof).
`  Options:         Fund for those options referred to in subparagraph 1(a)(iii)
                    hereof. "Spread" to be calculated on the basis of the
                    closing price of Common Shares of the Company as reported in
                    "New York Stock Exchange Composite Transactions" of the
                    Eastern Edition of The Wall Street Journal for the trading
                                       -----------------------
                    day immediately after the Potential Change in Control.
`  Contingently
   Credited Shares: Fund for those contingently credited shares referred to in subparagraph 1(a)(iii) hereof in an amount per share equal to the closing price of Common Shares of the Company as
                    reported in "New York Stock Exchange Composite Transactions"
                    of the Eastern Edition of The Wall Street Journal for the
                                              -----------------------
                    trading day immediately after the Potential Change in Control.
`  Legal Expenses:  An amount equal to twelve times the monthly base salary paid at time of deposit into trust.


________________

* This Exhibit D does not reflect the possible reduction provided for in subparagraph 9(d)(v) hereof.

                                      oOo